Exhibit 10.2

Amendment No. 2

to the

United States Reseller Agreement

between

Sycamore Networks, Inc.

and

Sprint Communications Company, L.P. Government Systems Division

This Amendment No. 2 (the “Amendment”), effective as of October 1, 2004 (the “Effective Date”), to the United States Reseller Agreement by and between Sycamore Networks, Inc. (“Sycamore”) and Sprint Communications Company, L.P. (“Sprint”) which agreement is dated January 6, 2004 (the “Reseller Agreement”). Sycamore and Sprint are collectively referred to herein as the “Parties.”

WHEREAS, Attachment I-1 to the Reseller Agreement, as amended, contains all of the terms and conditions that apply to the sale and licensing of services, training, Equipment/Hardware and Software that Sycamore offers to Sprint under the Reseller Agreement;

WHEREAS, the Parties wish to amend Attachment I-1 to add additional fee-based Software Maintenance Services, Hardware Maintenance Services and training;

WHEREAS, fee-based Software Maintenance Services are detailed in Schedule 1 attached hereto and incorporated herein;

WHEREAS, certain Hardware Maintenance Services are detailed in Schedule 2 attached hereto and incorporated herein;

WHEREAS, certain fee-based training services are detailed in Schedule 3 attached hereto and incorporated herein; and

WHEREAS, there are no deletions from Attachment I-1 by this Amendment.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to modify the Reseller Agreement as follows:

1. Capitalized terms used herein and not otherwise defined herein shall have such meaning as set forth in the Reseller Agreement.

2. The terms, conditions and prices for Software Maintenance Services are contained in Schedule 1 attached hereto and incorporated herein.

3. The terms, conditions and prices for Hardware Maintenance Services are contained in Schedule 2 attached hereto and incorporated herein.

4. The terms, conditions and prices for certain fee-based training services are contained in Schedule 3 attached hereto and incorporated herein.

5. In the event of a conflict between the terms and conditions of this Amendment and the Reseller Agreement, this Amendment shall prevail. Except as expressly modified in this Amendment, all other terms and conditions of the Reseller Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed in duplicate by their respective, duly authorized representatives:

SYCAMORE NETWORKS, INC.	SPRINT COMMUNCIATIONS COMPANY, L.P.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Schedule 1

Software Maintenance Service

The terms, conditions and prices of Sycamore “Software Maintenance Service” are as described in this Schedule.

Under the terms and conditions of the Reseller Agreement, Sycamore provides Software Upgrades to Sprint at no charge during the applicable Software warranty period of [*]. Thereafter Sycamore provides Software Upgrades for [*] under the Sycamore Software Maintenance Services program. Software Feature Enhancements are not provided under the terms and conditions of the Reseller Agreement. Sycamore provides Software Feature Enhancements to Sprint, and Sprint shall pay for those Software Feature Enhancements in accordance with the terms, conditions and prices of this Schedule.

Software Maintenance Services is an annual program that provides Sprint with ongoing access to Sycamore’s Software Upgrades and Software Feature Enhancements for BroadLeaf and SilvxManager Software. Sprint shall receive Software Upgrades and Software Feature Enhancements under this schedule either (i) electronically via Sycamore’s Website or (ii) via CD-ROM (where appropriate as determined by Sycamore).

Annual Software Maintenance Services Pricing

Pricing Assumptions

•	Software Maintenance period of performance commences on the [*] of the software product on the Sycamore packing slip and continues on a [*] basis.

Software Maintenance Services pricing is based on the service entitlements contained within this proposal as described above.

Software Maintenance Service –[*] Product Code – 200008	Per Annum
Software Feature Enhancement releases	✓

Software Maintenance Service –[*] Product Code - 200009	Per Annum
Software Upgrades and Software Feature Enhancement releases	✓

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

Schedule 2

Hardware Maintenance Service

The terms, conditions and prices of Sycamore “Hardware Maintenance Service” are as described in this Schedule. Sycamore offers two types of Hardware Maintenance Service to Sprint: “On-site Hardware Maintenance” and “Next Business Day Hardware Maintenance” the terms of which are set out in sections 2 and 3 respectively of this schedule. Section 1 contains terms and service components that apply to both On-site Hardware Maintenance and Next Business Day Hardware Maintenance.

1.	Terms that apply to both On-site Hardware Maintenance and Next Business Day Hardware Maintenance.

1.1 Technical Support –[*] Access to the Technical Assistance Center

The end user shall be entitled to phone access to Sycamore’s Technical Assistance Center (TAC), which provides technical assistance related to the problem diagnosis and troubleshooting of Equipment/Hardware. The end user shall have telephone access to the TAC twenty-four hours a day, seven days a week, including Sycamore holidays, with no restriction on the number or qualification of end user personnel who are eligible to place telephone calls to ask product-related questions or report problems with Equipment/Hardware. The TAC shall be the single point of contact for diagnosing and resolving technical issues related to operations, performance, reliability and maintenance of Sycamore Equipment/Hardware. If Sycamore is unable to complete its diagnosis telephonically, Sycamore, at its option, may dispatch a field service engineer (or its authorized representative) to the end user’s site in order to facilitate Sycamore diagnosis and resolution.

1.2 Web-Based Services – Sycamore’s OnLine Assistance Resource (SOLAR)

The end user shall be entitled to access SOLAR, Sycamore’s problem reporting database, [*]. Depending on the product, information available to the end user may include but not be limited to: (i) problem case submittal and status; (ii) access to online technical documentation; (iii) status review of known defects and workarounds; and (iv) return material authorization processing.

1.3 Assumptions: Apply to all Hardware Maintenance Service

1.	For On-site Hardware Maintenance, site locations outside of a [*] mile radius from the sparing depot may exceed the four (4) hour arrival time.

2.	The pricing contained herein for On-site Hardware Maintenance assumes a maximum [*] local sparing depots per [*] end user site locations. If Sycamore in its sole discretion deems that the local sparing depot requirement exceeds the above ratio, then Sycamore reserves the right to adjust the pricing accordingly.

3.	Sycamore pricing assumes “Secret” clearance levels are required by field engineering personnel to gain on-site access.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

4.	As used in this Schedule 2, “field engineer” shall mean a trained Sycamore field engineer or a trained authorized representative of Sycamore.

2.	On-site Hardware Maintenance

2.1 From the date of a Sycamore’s acceptance of a Sprint purchase order for On-site Hardware Maintenance, Sycamore will provide Next Business Day Hardware Maintenance (as described in Section 3.1 below) for [*]. After the [*], service will convert to On-site Hardware Maintenance Services within [*] of acceptance of Sprint’s purchase order. During the period of between the [*] of purchase order acceptance Sycamore will stock local spares and the level of service provided may only be at the Next Business Day Hardware Maintenance levels. After the [*] from the acceptance of Sprint’s purchase order, Sycamore shall provide On-site Hardware Maintenance as described below in this Section 2.

2.2 On-site Hardware Maintenance of Sycamore-replaceable hardware components includes; (i) the delivery of a Sycamore field replaceable unit to the end user’s designated site at which the failure and diagnosis has occurred; (ii) and the services of a field engineer to perform on-site replacement and installation of the field replaceable unit at the designated site The designated site must be located within a [*] radius from the sparing depot. Replacement shall take place within [*] following completion of diagnosis of the initial issue. On-site replacement includes the de-installation of the defective field replaceable unit and the installation of a replacement component. The failed component which is de-installed shall become the property of Sycamore on an exchange basis. The end user is responsible for granting site access to the field engineer. The principal period of maintenance for both the delivery of the field replaceable unit and the on-site labor under is [*].

2.3 Spare field replaceable units will be drawn from Sycamore’s inventory located within strategically placed sparing depots. Field replaceable units will be stocked within the sparing depots at inventory levels sufficient to achieve the On-site Hardware Maintenance requirement.

2.4 On-site Hardware Maintenance - Pricing

Service Feature – [*]	Per Annum
Technical Support – [*] TAC	✓
On-site Hardware Maintenance	✓
Local Spares Management	✓
Online SOLAR	✓

3.	Next Business Day Hardware Maintenance

3.1 For the first [*] after Sycamore’s acceptance of a Sprint purchase order, Sycamore shall ship a Sycamore field replaceable unit to end user’s designated site at which the failure has occurred for delivery the next business day following completion of diagnosis of the initial issue. The failed component will be de-installed by the end-user and shall become the property

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

of Sycamore on an exchange basis. Requests for advance replacements received after 3:30 p.m. will be shipped the next business day.

3.2 [*] from Sycamore’s acceptance of a Sprint purchase order, Sycamore shall provide on site Next Business Day Hardware Replacement of failed Equipment/Hardware components which includes the services of a field engineer to perform on-site replacement and installation of the field replaceable unit at the designated site. The end user is responsible for granting site access to the field engineer. On-site replacement includes the de-installation by a field engineer of a defective field replaceable unit and the installation of a replacement component. The failed component will be de-installed by a field engineer and shall become the property of Sycamore on an exchange basis.

3.3 The principal period of maintenance for the shipment of the field replaceable unit and for on-site labor for Next Business Day Hardware Maintenance [*] EST, Monday through Friday, excluding Sycamore holidays.

3.4 Next Business Day Hardware Maintenance - Price

Service Feature – [*]	Per Annum
Technical Support – [*]	✓
Next Business Day Hardware Maintenance	✓
Online SOLAR	✓

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

Schedule 3

Training Services

This Schedule contains 4 sections:

I.	INSTRUCTOR LED ON-SITE TRAINING

1.	Price

2.	Pricing Assumptions

3.	On Site Training Requirements

II.	INSTRUCTOR LEAD CLASSROOM TRAINING AT SYCAMORE’S FACILITY

1.	Price

III.	E-LEARNING and CD-ROM OFFERINGS

1.	Price

IV.	TERMS APPLICABLE TO THIS ENTIRE SCHEDULE

1.	Training Roadmap

2.	Registration Process

3.	Training Request Process

4.	Training Policies

I.	INSTRUCTOR LED ON-SITE TRAINING

1.	Price

Product Code	Description	Number of Days	Price
201000	On-site training per day/per instructor	1	[*]

2.	Pricing Assumptions

1.	Price is for outside continental United States locations.

2.	Maximum of [*] students per class.

3.	Sprint must adhere to the On-Site Training Requirements set out in item 2 below.

4.	Course duration includes instructor’s travel days to and from training location.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

5.	In addition to the daily instructor fee, Sprint agrees to pay travel and material expenses incurred by Sycamore related to the delivery of the training. Such expenses may include, but are not limited to air fare, lodging, meals, rental car, and other out-of-pocket expenses.

6.	Expenses shall be characterized by Sycamore’s Travel and Expense Policy which is available upon request.

7.	Training credits described in Exhibit I. Attachment 1, Section 4 of the Reseller Agreement will be charged based on the number of students attending any course.

2.	On Site Training Requirements

On-Site training with remote access to lab – Sycamore’s Chelmsford lab is accessed from the customer’s training site via a broadband Internet connection. For specific details about Internet Connection and associated requirements see below.

Internet Access

•	Internet access (Broadband) required from classroom to access Sycamore Education Services lab in Chelmsford, Massachusetts.

•	Ensure Internet connection will have no port blocking.

•	Sycamore instructor will bring a [*]. The student computers will connect through this VPN client to VPN Server at Sycamore headquarters through Internet. See network diagram below.

•	IP address range for 6 computers and subnet mask including Ethernet cables will be required.

VPN Client Details

Sycamore uses a Cisco hardware VPN Client 30002 (at customer site) / Server 3007 (at Sycamore lab). Below are the details for this particular setup.

Cisco VPN 3002 Hardware Client

The Cisco VPN 3002 Hardware Client is a full-featured VPN client that supports 56-bit DES or 168-bit Triple DES (IPsec). Available in 2 modes—client and network extension mode—the VPN 3002 can be configured to either emulate the operation of the software client, or to establish a secure site-to-site connection with the central site device. Both modes use push policy and scale to very large numbers. The VPN 3002 has an 8 port switch and allows connections for hundreds of stations in a single network.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

VPN Server IP Address: Contact Sycamore at education@Sycamorenet.com

The ports used if the 3002 resides behind a Firewall are as follows:

Tunneling Protocol Support IP Security (IPSec) with Internet Key Encryption (IKE) key management

Service	Protocol	Source Port	Destination port
ISAKMP/IPSEC Key Management	17 (UDP)	500	500
IPSEC Tunnel Encapsulation	50 (ESP)	N/A	N/A
IPSEC NAT Transparency	17 (UDP)	10000 (default)	10000 (default)

Training Room

•	Minimum 900 sq. foot room.

•	3 feet of table space per student.

•	Desks and chairs setup classroom style (rows or u-shaped) not conference room style.

•	Two students per desk desired and one for the instructor.

Audio Visual

•	All AV equipment to be set up at front of room.

•	Projection Screen with appropriate cables to connect to a laptop (SVGA -LCD)

•	Large Whiteboard with markers.

Additional Requirements for Remote Lab Option:

Computers

•	4 to 6 computers and AC receptacles (one every 2 students), depending on class size. Recommended class size is 8 to 10 students.

•	Single Pentium III (minimum) or higher, 850 MHz 256 MB RAM 4 GB Hard drive Windows2000/ NT/XP/98.

II.	INSTRUCTOR LEAD CLASSROOM TRAINING AT SYCAMORE’S FACILITY

1.	Price

Product Code	Description	Course Duration	Price/Day/Student
201003	SilvxManager Fundamentals	1	[*]

201013	SN16000 Installation, Configuration & Operations Using SilvxManager	2	[*]

201018	SN3000 Installation, Configuration & Operations	2	[*]

201015	Intelligent Optical Switching Installation, Configuration & Operations (combination of 201013 & 201018)	3	[*]

Training credits described in Exhibit I. Attachment 1, Section 4 of the Reseller Agreement will be charged based on the number of students attending any course

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

III.	E-LEARNING and CD-ROM OFFERINGS

1.	Price

Product Code	Description	Price
201008	SilvxManager Installation and Administration CD-ROM	[*]

201016	SN16000 Systems Overview and Installation CD-ROM	[*]

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.

IV.1	Training Roadmap

IV.2	Registration Process

To enroll in any class, customer may contact Sycamore by one of the means listed below:

•	Phone Sycamore Registration: 877.727.6864 or 978.367.7110

•	Fax: 978.256.6623 – Attention Education Services

•	E-mail: education@sycamorenet.com

•	Mail:

Sycamore Networks, Inc. Attn: Education Services 220 Mill Road Chelmsford, MA 01824-4111 USA

•	A Student is enrolled in a class by filling out and submitting a Student Registration form which gathers information such as phone and fax numbers, company and email addresses. This information is recorded in our training database system.

•	Student registration is confirmed upon receipt of payment or availability of training credits. A confirmation letter is then faxed or emailed to the student or customer training coordinator along with directions to the training center and local hotel information.

Training Registration Process Flowchart on next page.

TRAINING REGISTRATION PROCESS FLOWCHART

IV.3	Training Request Process

•	To request scheduling a dedicated training class either at our Chelmsford training facility or on-site, a “Training Request” form is filled out and submitted. Available dates and curriculum are reviewed and discussed and a class is scheduled based on mutually acceptable dates.

•	A training quote which outlines the location of the training, description of services and pricing information is prepared and either faxed or emailed to the requestor.

•	A “Training Credits report” of earned and used training credits based on contractual agreements is also maintained by Sycamore. This training credit report will also be provided to the training coordinator both upon request or based on a mutually agreed upon schedule.

TRAINING REQUEST PROCESS FLOWCHART

IV.4	Training Policies

•	Training Request – When requesting to schedule a dedicated training class at Sycamore’s Chelmsford facility Sycamore requires a minimum of [*] notice. When requesting on-site training Sycamore requires a minimum of [*] notice.

•	Student Cancellation Chelmsford Classes – To cancel registration, Sycamore requires notification at least [*] prior to the class start date for proper credit to be applied. Cancellations received within [*] of the class will be subject to a 50% penalty. Cancellations received within five business days of the class or no-shows are liable to be charged to the customer in full.

•	On-Site Class Cancellation – To obtain a full credit, customer must cancel dedicated or on-site training within [*] of the scheduled training dates.

•	Sycamore Cancellation – Full credit will be provided if Sycamore is forced to cancel training

•	Class Minimum at Sycamore’s Training Facility – Sycamore requires a minimum of [*] students to conduct a Chelmsford-based training class. If there are less than [*] students registered for a class, at Sycamore’s option, Sycamore will either cancel the class without penalty to either Sycamore or Customer or with Customer’s concurrence, conduct the class and charge Customer for a minimum of [*] students.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions. Asterisks within brackets denote omission.